EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 3rd day of April, 1997 between Protosource Corporation, a California corporation, ("Employer") and Raymond Meyers, ("Employee").

     This Agreement is made with respect to the following facts:

     A) Employer is engaged in the business of providing internet access and related services.

     B) Employee has skills and experience which Employer can utilize in its business.

     C) Employer desires to employ Employee as chief executive officer and Employee desires to accept such employment, and has been employed by Employer since December 1, 1996.

     D)   This  Agreement  is  intended  to  formally   reduce  to  writing  and
          memorialize the agreement between Employer and Employee with respect to Employee's employment by Employer.

     Now, Therefore, in consideration of the mutual promises contained herein Employer and Employee agree to the following terms and conditions of employment:

     1. TERM
        ----

     This Agreement shall commence on January 1, 1997 and terminate January 1, 1999 as unless earlier terminated as provided for in Section 9 hereof.

     2. EMPLOYMENT
        ----------

     Employee shall serve as chief executive officer of Employer throughout the term of this Agreement. Employee shall have all authority customarily granted to a chief executive officer including but not limited to hiring and firing of all employees of Employer, fixing the compensation of such employees, unless board of directors approval is required, and generally conducting the day to day business operations of Employer. Employee shall report only to the board of directors of Employer.

     Employer may not change Employee's position without Employee's prior written consent. Any attempt by Employer to make any material changes to Employees authority without Employee's prior written consent shall be deemed, at Employee's option, a breach of this Agreement.

     Employee agrees to faithfully perform the duties of chief executive officer to the best of Employee's ability and to devote such time as is reasonably necessary to perform those duties.

     3. SALARY
        ------

     Employee's salary for the first year of the term of this Agreement shall be $130,000.00 and for the second year of the term $140,000.00. Employer shall deduct and pay all applicable taxes and other deductions required by law from Employee's salary.

     Salary shall be paid periodically in accordance with Employer`s standard practices, but no less than monthly.

     4. EMPLOYEE BENEFITS
        -----------------

     Employee shall be entitled to all employee benefits provided to employees of Employer as well as the following whether or not generally provided:

     a)   Term life insurance insuring the life Employee for $1,000,000.00.

     b) Health insurance coverage provided to company employees insuring Employee and his family. Such insurance shall be provided at no cost to employee.

     c)   Automobile allowance of $700.00 per month.

     d) Disability insurance coverage insuring payment of Employee's full base salary for the term of this Agreement in the event Employee becomes disabled.

     5. ADDITIONAL COMPENSATION
        -----------------------

     Employee shall receive the following additional compensation based upon the net income of Employer before taxes.

            NET INCOME                                   EMPLOYEE'S BONUS
            ----------                                   ----------------

     $500,000.00 - $600,000.00                              $25,000.00

     $600,000.00 - $750,000.00                              $35,000.00

     $750,000.00 - $1,000,000.00                            $50,000.00

     $1,000,000.00 - $1,250,000.00                          $60,000.00

     Over $1,250,000.00                                     $75,000.00


     Net income shall be determined in accordance with generally accepted accounting practices and shall include extraordinary items.

     Payment shall be made to Employee of the full bonus amount, less applicable taxes, within sixty (80) days from the end of Employer's fiscal year ending December 31. Should this Agreement be terminated prior to expiration of its term, Employee shall be entitled to a bonus based upon the Employer's prorata results, (example, if this Agreement is terminated as of June 30, Employee's bonus would be $12,500 if net income is between $250,000 - $300,000). Payment shall be made to Employee within sixty (60) days of termination.

     6. STOCK OPTION
        -------------

     Employee is hereby granted the option to acquire shares of Employer's capital stock at the price of $0.25 per share. This option is effective as of the date of this Agreement and may be exercised by Employee in accordance with the following scheduled:

     a)   200,000 shares on or after January 1, 1997

     b)   200,000 shares on or after January 1, 1998

     c)   150,000 shares on or after January 1, 1999

     Provided, however, that should substantially all of Employer's capital stock or assets be subject to an agreement for acquisition or merger, or Employer acquires another entity, Employee may prior to the closing of such acquisition or merger immediately exercise the remaining balance of unexercised options. All options shall expire if not exercised by October 31, 2001.

     7. EXPENSE REIMBURSEMENT
        ---------------------

     Employer shall reimburse Employee for all reasonable out of pocket expenses that Employee shall incur in connection With promoting the business of Employer and performing his duties under this Agreement. Upon request, Employee shall support such request for reimbursement with appropriate receipts or other evidence of incurring such expenses.

     8. DISABILITY OF EMPLOYEE
        ----------------------

     Should Employee be unable to perform his duties pursuant to this Agreement due to disability, Employee shall continue to receive his base salary and employee benefits during the period of disability, up to and including the remaining term of this Agreement. Such payment shall make up for any amount not covered by disability insurance.

     9. TERMINATION
        -----------

     Employee's employment under this Agreement shall terminate:

     a) Upon expiration of the term of this Agreement as set forth in Section 1 hereof unless extended by the mutual agreement of Employer and Employee.

     b) Employer may terminate this Agreement only for cause upon ten (10) days prior written notice, and upon a majority vote of Employer's board of directors. Cause shall be defined as and be limited to:

          (1) Employee's gross negligence or wilful misconduct which materially adversely effects Employer's business.

          (2) Employee's wilful failure to perform the duties prescribed in this Agreement.

     10. LIABILITY INSURANCE/INDEMNIFICATION
         -----------------------------------

     Throughout the term of this Agreement and any extension thereof, Employer shall provide Employee with officers and directors liability insurance average in an amount not less than $3,000,000. Failure of insurance to cover and act or omission for which Employer would otherwise have a duty to indemnify Employee under applicable law shall not relieve Employer of such duty to indemnify Employee.

     11. REPRESENTATION AND WARRANTIES OF EMPLOYER

     Employer hereby represents and warrants that:

     a) All appropriate corporate action has been taken to approve this Agreement and the party signing on behalf of Employer has full authority to bind Employer to its terms.

     b) Employer has fully disclosed to Employee all material facts concerning Employer and its financial condition upon which Employee would reasonably rely in accepting employment with Employer.

     12. NOTICE
         ------

     All notices, requests, demands, instructions or other communications to be given to any party hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served on the party to whom notice is to be given; (ii) within twenty-four (24) hours after mailing, if mailed to the party to whom notice is to be given, by first class mail which is registered or certified, return receipt requests, postage prepaid; (iii) within twenty-four (24) hours after being deposited with a recognized private courier service (e.g., Federal Express), if delivered by a private courier service to the party to whom notice is to be given, all charges prepaid; or (iv) when sent, if given by telex or telecopy. Any notice, request, demand, instructions or other communication sent by telex or telecopy must be confirmed within twenty-four (24) hours by letter mailed or delivered in accordance with this Section. All notices shall be properly addressed to tho party receiving notice as follows:

If to Employer to:

2300 Tulare St., Suite 210
Fresno, CA 93721

If to Employee to:

851 Iliff Street
Pacific Palisades, CA 90272

The address for the purposes of this Section may be changed by giving written notice of such change.

     13. GENERAL PROVISIONS
         ------------------

     a) Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such an event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     b) Failure to insist upon strict compliance with any of the terms, covenants, and conditions hereof shall not be deemed a waiver of such term, covenant or condition. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, not shall any waiver constitute a continuing waiver and no waiver shall be binding unless contained in a writing specifically referring to this Agreement and executed by the party making the waiver.

     c) The invalidity or unenforceability of any provision hereon shall in no way affect the validity or enforceability of any other provision.

     d) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings, whether oral or written, of the parties and none shall be available to interpret or construe this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless contained in a writing specifically referring to this Agreement and executed by Employee and Employer, approved by a majority vote of Employer's Board of Directors.

     e) The paragraph headings used in this Agreement are for reference and convenience only, and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.

     f) This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successor and assigns, except that the duties and obligations of Employee hereunder may not be delegate or assigned.

     g) Employer and Employee agree that this Agreement and performance under it, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California.

     h) In the event an action is brought by either party related to this Agreement the prevailing party shall be entitle to recover, in addition to any other remedy, reasonable attorney's fees and costs.

EMPLOYER                                        EMPLOYEE

PROTOSOURCE CORPORATION

BY:                                            /s/  RAYMOND MEYERS
   ------------------------------------        ---------------------------------

TITLE:
      ---------------------------------